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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2000

COMMUNITY FIRST BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19368 (Commission File Number)	46-0391436 (I.R.S. Employer Identification No.)
520 Main Avenue Fargo, North Dakota (Address of principal executive offices)		58124 (Zip Code)

Registrant's telephone number, including area code: (701) 298-5600

Item 1.  Not Applicable

Item 2.  Not Applicable.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5.  Other Events.

    After receiving approval from the Office of the Comptroller of the Currency, the Company merged its 11 existing national bank charters into one national bank charter to increase efficiency and performance. The charter consolidation became effective on August 29, 2000. The affected charters were Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, Utah, Wisconsin and Wyoming. South Dakota will maintain a separate state charter due to the Company's insurance business.

Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    Exhibit 99.1  Press Release dated August 29, 2000

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY FIRST BANKSHARES, INC.
Dated: September 5, 2000	By	/s/ MARK A. ANDERSON Mark A. Anderson, Chief Executive Officer

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SIGNATURE